Exhibit 10.1

FIRST AMENDMENT TO AMENDED AND RESTATED EXCLUSIVE LICENSE,

DEVELOPMENT AND COMMERCIALIZATION AGREEMENT

This FIRST AMENDMENT TO THE AMENDED AND RESTATED EXCLUSIVE LICENSE, DEVELOPMENT AND COMMERCIALIZATION AGREEMENT (this “Amendment”), is entered into and effective as of April 26, 2019 (the “Amendment Date”) by and between ARATANA THERAPEUTICS, INC., a Delaware corporation (“Aratana”), and PACIRA PHARMACEUTICALS, INC., a California corporation (“Pacira”, together with Aratana, the “Parties”), for the purpose of amending that certain Amended and Restated Exclusive License, Development and Commercialization Agreement between Aratana and Pacira effective as of July 5, 2018 (the “Agreement”). Capitalized terms used but not otherwise defined herein shall have the meanings provided in the Agreement, as amended.

WHEREAS, the Parties wish to amend Section 4.5 of the Agreement; and

WHEREAS, Section 12.5 of the Agreement states that the Agreement may only be modified in writing with specific reference to this Agreement and signed by the Parties to the Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual promises and covenants contained herein, the Parties hereby agree as follows:

1.    Amendment and Restatement of Section 4.5. Section 4.5 of the Agreement is hereby amended and restated to read in its entirety as follows:

“4.5 No Competing Products. During the Term, neither Aratana nor any of its Affiliates shall Commercialize in the territories where Aratana or any of its Affiliates has initiated the registration of the Licensed Product, a product other than the Licensed Product that directly competes with NOCITA®, where “directly competes” is defined to mean meeting all of the following three criteria: (i) having the same mode of action, that is, as locally-acting analgesia; (ii) having the same indication, that is, control of post-operative pain for surgical veterinary use for at least 48 to 72 hours post-surgery for the indications contained in the approved label; and (iii) having the same mode of administration, that is, tissue infiltration through local administration; provided, however, that this restriction shall not apply to the grant of a license or sublicense by Aratana to a Third Party approved by Pacira either pursuant to Section 2.2.1 or 2.2.2 above. Notwithstanding anything herein to the contrary, Aratana shall not grant any Third Party (other than Pacira) a right of reference to any Drug Approval Application.”

2.    No Other Amendment. Except as specifically amended by this Amendment, the terms and conditions of the Agreement shall remain unchanged and in full force and effect.

3.    Counterparts. This Amendment may be executed in counterparts, each of which shall be deemed an original document, and all of which, together with this writing, shall be deemed one instrument. This Amendment may be executed by facsimile or PDF signatures, which signatures shall have the same force and effect as original signatures.

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IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be executed in their respective names by their duly authorized representatives as of the date first set forth above.

PACIRA PHARMACEUTICALS, INC.

By:	/s/ David Stack
Name:	David Stack
Title:	Chief Executive Officer and Chairman

ARATANA THERAPEUTICS, INC.

By:	/s/ Craig Tooman
Name:	Craig Tooman
Title:	President and Chief Executive Officer